Ecofin Global Renewables Infrastructure Fund

PROXY CARD

MEETING AGENDA **on reverse side**

VOTER PROFILE:

Voter ID: XXXXXXXX
Security ID: XXXXXXXXX
Shares to Vote: **confidential**
Household ID: 000000000

***please call the phone number to the right for more information*

VOTE REGISTERED TO:

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

VOTER CONTROL NUMBER: XXXX XXXX XXXX

Vote by Internet:

Go to the website below and enter your contro
or simply use your camera on your smart phone to scan this QR code.

https://vote.proxyonline.com

Vote by Phone:

Call (888) 227-9349 for automated touch-tone service or the number below to speak with a representative.

(866) 796-1285 Toll Free

Vote by Mail:

Complete the reverse side of this proxy card and return it in the envelope provided.

USPS Postage-Paid Envelope

ECOFIN GLOBAL RENEWABLES INFRASTRUCTURE FUND
A SERIES OF MANAGED PORTFOLIO SERIES

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [SEPTEMBER 23], 2024

The undersigned shareholder of the above named fund (the "Fund"), a series of Managed Portfolio Series (the "Trust"), hereby nominates [Brian R. Wiedmeyer and Benjamin Eirich], or any one of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to vote all the shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting"), on [September 23], 2024 at [10:00] a.m., Central time, and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present on the proposal set forth below.

The undersigned hereby acknowledged receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated [...], 2024 (the "Proxy Statement/Prospectus"), and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any other adjournments thereof not set forth in the Proposal for the Fund (set forth on the reverse side of this proxy card) (including, but not limited to, any questions as to adjournments or postponements of the Special Meeting). A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

Do you have questions?

If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free **(866) 796-1285**. Representatives are available to assist you Monday through Friday, from 9 a.m. to 10 p.m., Eastern time.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [SEPTEMBER 23], 2024. The proxy statement and the accompanying Notice of Special Meeting of Shareholders are available at: https://vote.proxyonline.com/Ecofin/docs/GlobalRenewables.pdf

PROXY CARD

ECOFIN GLOBAL RENEWABLES INFRASTRUCTURE FUND

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY CARD. If joint owners, EITHER may sign this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Board of Trustees. The proxy will be voted as specified by the undersigned. **If no specification is made for a proposal, this proxy shall be voted FOR such proposal.** If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING:

TO VOTE, MARK CIRCLE IN BLUE OR BLACK INK. Example: ●

PROPOSAL:	FOR	AGAINST	ABSTAIN
1. To approve an Agreement and Plan of Reorganization (the "Plan"), providing for (a) the acquisition of all of the assets and assumption of all of the liabilities of the Fund by the Ecofin Global Renewables Infrastructure Fund (the "Acquiring Fund"), a newly created series of The Advisors' Inner Circle Fund III (the "Acquiring Trust"), in exchange for A Class Shares and Institutional Class Shares of the Acquiring Fund; (b) the distribution of such shares to the shareholders of A Class Shares and Institutional Class Shares, respectively, of the Fund; and (c) the liquidation of the Fund.	O	O	O

You can vote on the internet, by telephone or by mail. Please see the reverse side for instructions.

PLEASE VOTE ALL YOUR BALLOTS IF YOU RECEIVED MORE THAN ONE BALLOT DUE TO MULTIPLE INVESTMENTS IN THE FUND. REMEMBER TO SIGN AND DATE ABOVE BEFORE MAILING IN YOUR VOTE. THIS PROXY CARD IS VALID ONLY WHEN IT IS SIGNED AND DATED.

THANK YOU FOR CASTING YOUR VOTE